Exhibit 99.2

UNITED TEACHER ASSOCIATES INSURANCE COMPANY

Financial Statements (Unaudited)

Nine months ended September 30, 2015 and 2014

GreatAmericanInsuranceGroup.com

©2015 Great American Insurance Company is an equal opportunity provider. 301 E. Fourth Street, Cincinnati, OH 45202.

Ernst & Young LLP 1900 Scripps Center 312 Walnut Street Cincinnati, OH 45202	Tel: +1 513 612 1400 Fax: +1 513 612 1730 ey.com

Review Report of Independent Auditors

The Board of Directors
United Teacher Associates Insurance Company

We have reviewed the financial information of United Teacher Associates Insurance Company, which comprise the balance sheet as of September 30, 2015, and the related statements of earnings, comprehensive income, changes in equity and cash flows for the nine-month periods ended September 30, 2015 and 2014.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in conformity with U.S. generally accepted accounting principles.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the financial information referred to above for it to be in conformity with U.S. generally accepted accounting principles.

November 19, 2015

A member firm of Ernst & Young Global Limited

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
BALANCE SHEET (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	September 30, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$20,369	$42,372
Investments:
Fixed maturities, available for sale at fair value (amortized cost - $927,545 and $861,910)	1,021,439	983,088
Equity securities, available for sale at fair value (cost - $64,512 and $59,441)	61,784	61,833
Policy loans	15,674	15,930
Other investments	4,146	2,455

Total cash and investments	1,123,412	1,105,678

Recoverables from reinsurers	178,963	185,128
Deferred policy acquisition costs	47,308	52,133
Accrued investment income	12,691	11,535
Other assets	5,457	6,160

Total assets	$1,367,831	$1,360,634

Liabilities and Equity:
Annuity benefits accumulated	$189,230	$194,785
Life, accident and health reserves	955,407	947,642
Net deferred tax liability	1,509	3,483
Other liabilities	14,588	12,541

Total liabilities	1,160,734	1,158,451

Shareholder's Equity:
Common stock, par value - $1 per share:
- 5,000,000 shares authorized
- 2,500,005 shares issued and outstanding	2,500	2,500
Capital surplus	149,263	149,040
Retained earnings	35,717	30,336
Accumulated other comprehensive income, net of tax	19,617	20,307

Total shareholder's equity	207,097	202,183

Total liabilities and shareholder's equity	$1,367,831	$1,360,634

See notes to financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
STATEMENT OF EARNINGS (UNAUDITED)
(In Thousands)

	Nine Months Ended September 30
	2015	2014
Revenues:
Life, accident and health net earned premiums	$53,719	$53,608
Net investment income	45,532	45,758
Realized gains (losses) on securities (*)	(4,516)	147
Other income	27	19

Total revenues	94,762	99,532

Cost and expenses:
Annuity benefits	5,448	5,484
Life, accident and health benefits	59,972	74,140
Insurance acquisition expenses, net	12,322	12,800
Other operating and general expenses	9,503	9,064

Total costs and expenses	87,245	101,488

Earnings (loss) before income taxes	7,517	(1,956)
Provision (benefit) for income taxes	2,136	(895)

Net earnings (loss)	$5,381	$(1,061)

(*) Consists of the following:

Realized gains (losses) before impairments	$(133)	$1,647

Losses on securities with impairment	(4,393)	(1,500)
Non-credit portion recognized in other comprehensive income (loss)	10	-
Impairment charges recognized in earnings	(4,383)	(1,500)
Total realized gains (losses) on securities	$(4,516)	$147

See notes to financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)
(In Thousands)

	Nine Months Ended September 30
	2015	2014
Comprehensive Income:
Net earnings (loss)	$5,381	$(1,061)
Other comprehensive income, net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	(3,625)	15,420
Reclassification adjustment for realized losses (gains) included in net earnings (loss)	2,935	(96)
Total net unrealized gains (losses) on securities	(690)	15,324
Total comprehensive income, net of tax	$4,691	$14,263

See notes to financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
STATEMENT OF CHANGES IN EQUITY (UNAUDITED)
(Dollars in Thousands)

		Shareholder's Equity
	Common Shares	Common Stock and Capital Surplus	Retained Earnings	Accumulated Other Comp Inc. (Loss)	Total
Balance at December 31, 2014	2,500,005	$151,540	$30,336	$20,307	$202,183
Net earnings	-	-	5,381	-	5,381
Other comprehensive loss	-	-	-	(690)	(690)
Other	-	223	-	-	223
Balance at September 30, 2015	2,500,005	$151,763	$35,717	$19,617	$207,097

See notes to financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
STATEMENT OF CASH FLOWS (UNAUDITED)
(In Thousands)

	Nine Months Ended September 30
	2015	2014
Operating Activities:
Net earnings (loss)	$5,381	$(1,061)
Adjustments:
Depreciation and amortization	(381)	(875)
Annuity benefits	5,448	5,484
Realized (gains) losses on investing activities	4,516	(147)
Deferred annuity and life policy acquisition costs	(319)	(413)
Amortization of insurance acquisition costs	5,317	5,388
Change in:
Life, accident and health reserves	38,813	54,828
Recoverables from reinsurers	6,165	(5,705)
Accrued investment income	(1,156)	(247)
Net deferred tax liability	(1,643)	1,880
Other assets	940	(1,308)
Other liabilities	327	(2,734)
Other operating activities, net	(1,774)	(38)

Net cash provided by operating activities	61,634	55,052

Investing Activities:
Purchases of:
Fixed maturities	(123,887)	(67,556)
Equity securities	(10,005)	(19,464)
Other investments	(1,658)	(1,322)
Proceeds from:
Maturities and redemptions of fixed maturities	54,731	40,260
Sales of fixed maturities	3,542	4,929
Sales of equity securities	2,583	402
Other investments	522	2,853
Other investing activities, net	256	378

Net cash used in investing activities	(73,916)	(39,520)

Financing Activities:
Annuity receipts	2,437	2,806
Annuity surrenders, benefits and withdrawals	(12,158)	(11,907)

Net cash used in financing activities	(9,721)	(9,101)

Net Change in Cash and Cash Equivalents	(22,003)	6,431
Cash and cash equivalents at beginning of period	42,372	19,774
Cash and cash equivalents at end of period	$20,369	$26,205

See notes to financial statements.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

A.	Accounting Policies

Basis of Presentation   The accompanying interim financial statements are unaudited; however, management believes that all adjustments (consisting of normal recurring accruals unless otherwise indicated) necessary for a fair presentation have been made.  The results of operations for interim periods are not necessarily indicative of results expected for the year.  The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim reporting. These unaudited financial statements should be read in conjunction with our audited financial statements for the year ended December 31, 2014.   There are no changes to our significant accounting policies described in our audited financial statements.

The financial statements include the accounts of United Teacher Associates Insurance Company (“UTAIC” or the “Company”).  UTAIC is a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).  The financial statements also include costs paid on behalf of UTAIC by GAFRI.  These costs are recorded as expense in the period incurred and shown as an increase in capital surplus.

Although the Company does not currently market any life, annuity or long-term care insurance, UTAIC’s product portfolio includes a diversified mix of closed blocks of life, annuity and long-term care (“LTC”) health insurance products.

The Company accepts new premium sales (Medicare supplement, critical illness and other non-health products), for certain states, through a reinsurance fronting agreement, whereby the Company  reinsures 100% of these premiums through a coinsurance agreement with Loyal American Life Insurance Company, a Cigna subsidiary.

Fair Value Measurements   Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect UTAIC’s assumptions about the assumptions market participants would use in pricing the asset or liability.

Investments  Fixed maturity and equity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in accumulated other comprehensive income (“AOCI”) in UTAIC’s Balance Sheet.  Policy loans are carried primarily at the aggregate unpaid balance.

Premiums and discounts on fixed maturity securities are amortized using the interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

Gains or losses on securities are determined on the specific identification basis. When a decline in the value of a specific investment is considered to be other-than-temporary at the balance sheet date, a provision for impairment is charged to earnings (included in realized gains (losses) on securities) and the cost basis of that investment is reduced. If management can assert that it does not intend to sell an impaired fixed maturity security and it is not more likely than not that it will have to sell the security before recovery of its amortized cost basis, then the other-than-temporary impairment is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion of an other-than-temporary impairment is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the impairment charge. Both components are shown in the Statement of Earnings. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment charge to earnings is recorded to reduce the amortized cost of that security to fair value.

Derivatives   Derivatives included in UTAIC’s Balance Sheet are recorded at fair value and consist of components of certain fixed maturity securities (primarily interest-only MBS).  Changes in fair value of derivatives are included in earnings.

Deferred Policy Acquisition Costs (“DPAC”)   Policy acquisition costs (principally commissions and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred. DPAC also includes capitalized costs associated with sales inducements offered to fixed annuity policyholders such as enhanced interest rates and premium and persistency bonuses.

DPAC related to annuities is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, such adjustments are reflected as components of realized gains (losses) on securities.

DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See “Life, Accident and Health Reserves” below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.

DPAC includes the present value of future profits on business in force of annuity,  life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and in relation to the premium paying period for traditional life and health insurance products.

DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in UTAIC’s Balance Sheet.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

Reinsurance  Premium revenue and benefits are reported net of the amounts related to reinsurance ceded to and assumed from other companies.  Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies.  Amounts received from reinsurers that represent recovery of acquisition costs are netted against DPAC, so that the net amount is capitalized.  The cost of reinsurance is accounted for over the term of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

Annuity Benefits Accumulated   Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability (primarily interest credited) are charged to expense and decreases for charges are credited to annuity policy charges revenue.  Reserves for traditional fixed annuities are generally recorded at the stated account value.

Life, Accident and Health Reserves  Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends.

For long-duration contracts (such as traditional life and long-term care insurance policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).

In addition, reserves for traditional life and long-term care insurance policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in UTAIC’s Balance Sheet.

Premium Recognition   For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders.

Income Taxes   The Company has an intercompany tax allocation agreement with AFG. Pursuant to the agreement, the Company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end, additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.

Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized.

UTAIC recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on UTAIC’s reserve for uncertain tax positions are recognized as a component of tax expense.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

Benefit Plans   UTAIC provides retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

Statement of Cash Flows   For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.

B.	Fair Value Measurements

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:

Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). UTAIC’s Level 1 financial instruments consist primarily of publicly traded equity securities and highly liquid government bonds for which quoted market prices in active markets are available.

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. UTAIC’s Level 2 financial instruments include corporate and municipal fixed maturity securities, mortgage-backed securities (“MBS”) and non-affiliated common stocks priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, corroborated broker/dealer quotes, issuer spreads and benchmark securities. When non-binding broker quotes can be corroborated by comparison to similar securities priced using observable inputs, they are classified as Level 2.

Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available in the circumstances. UTAIC’s Level 3 is comprised of financial instruments whose fair value is estimated based on non-binding broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

UTAIC’s management is responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company's internal investment professionals are a group of approximately 20 analysts whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, AFG communicates directly with the pricing service regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.

Assets measured and carried at fair value in the financial statements are summarized below (in thousands):

September 30, 2015	Level 1	Level 2	Level 3	Total
Assets:
Available for sale ("AFS") fixed maturities:
U.S. Government and government agencies	$4,128	$7,406	$-	$11,534
States, municipalities and political subdivisions	-	320,003	5,559	325,562
Foreign government	-	4,675	-	4,675
Residential MBS	-	109,170	23,391	132,561
Commercial MBS	-	56,288	2,983	59,271
Asset-backed securities ("ABS")	-	27,351	2,138	29,489
Corporate and other	2,485	447,607	8,255	458,347
Total AFS fixed maturities	6,613	972,500	42,326	1,021,439
Equity securities	54,416	4,794	2,574	61,784
Total assets accounted for at fair value	$61,029	$977,294	$44,900	$1,083,223

December 31, 2014	Level 1	Level 2	Level 3	Total
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$6,816	$5,987	$-	$12,803
States, municipalities and political subdivisions	-	313,429	5,757	319,186
Foreign government	-	4,697	-	4,697
Residential MBS	-	130,457	17,331	147,788
Commercial MBS	-	61,675	3,128	64,803
Asset-backed securities	-	31,560	4,142	35,702
Corporate and other	536	389,472	8,101	398,109
Total AFS fixed maturities	7,352	937,277	38,459	983,088
Equity securities	54,782	3,005	4,046	61,833
Total assets accounted for at fair value	$62,134	$940,282	$42,505	$1,044,921

At September 30, 2015 and December 31, 2014 no liabilities were carried at fair value.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

Transfers between Level 1 and Level 2 for all periods presented were a result of increases or decreases in trade frequency.  During the nine months ended September 30, 2015 there was one common stock with a fair value of $139,000 transferred from Level 2 to Level 1 and one perpetual preferred stock with a fair value of $1 million transferred from Level 1 to level 2.  There was one perpetual preferred stock with a fair value of $1 million transferred from Level 2 to Level 1 and one perpetual preferred stock with a fair value of $1 million transferred from Level 1 to Level 2 during the nine months ended September 30, 2014.  Approximately 4% of the total assets carried at fair value on September 30, 2015, were Level 3 assets. Approximately 63% ($28 million) of the Level 3 assets were priced using non-binding broker quotes, for which there is a lack of transparency as to the inputs used to determine fair value. Details as to the quantitative inputs are neither provided by the brokers nor otherwise reasonably obtainable by UTAIC. Since internally developed Level 3 asset fair values represent less than of 1% of the total assets measured at fair value and approximately only 4% of UTAIC’s shareholder’s equity, changes in unobservable inputs used to determine internally developed fair values would not have a material impact on UTAIC’s financial position.

Changes in balances of Level 3 financial assets carried at fair value during the nine months ended September 30, 2015 and 2014 are presented below (in thousands). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs. All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2014	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at September 30, 2015
AFS fixed maturities:
State and municipal	$5,757	$291	$(489)	$-	$-	$-	$-	$5,559
Residential MBS	17,331	(1,729)	124	-	(291)	11,611	(3,655)	23,391
Commercial MBS	3,128	(45)	(100)	-	-	-	-	2,983
Asset-backed securities	4,142	(24)	20	-	(2,000)	-	-	2,138
Corporate and other	8,101	(325)	(248)	-	(242)	969	-	8,255
Equity securities	4,046	(348)	(157)	-	-	-	(967)	2,574

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2013	Net earnings (loss)	Other comp. income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at September 30, 2014
AFS fixed maturities:
State and municipal	$-	$-	$-	$-	$-	$6,567	$-	$6,567
Residential MBS	25,832	(948)	210	-	(425)	6,709	(16,533)	14,845
Commercial MBS	2,714	(11)	255	-	-	-	-	2,958
Asset-backed securities	4,404	32	58	-	(2,375)	2,008	-	4,127
Corporate and other	6,717	(127)	(197)	-	(1,199)	3,024	-	8,218
Equity securities	1,288	16	128	2,250	-	1,503	(1,337)	3,848

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

Fair Value of Financial Instruments   The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements at September 30, 2015 and December 31, 2014 are summarized below (in thousands):

	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
September 30, 2015
Financial assets:
Cash and cash equivalents	$20,369	$20,369	$20,369	$-	$-
Policy loans	15,674	15,674	-	-	15,674
Total financial assets not accounted for at fair value	$36,043	$36,043	$20,369	$-	$15,674

Financial liabilities:
Annuity benefits accumulated(*)	$188,666	$197,434	$-	$-	$197,434
Total financial liabilities not accounted for at fair value	$188,666	$197,434	$-	$-	$197,434

	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
December 31, 2014
Financial assets:
Cash and cash equivalents	$42,372	$42,372	$42,372	$-	$-
Policy loans	15,930	15,930	-	-	15,930
Total financial assets not accounted for at fair value	$58,302	$58,302	$42,372	$-	$15,930

Financial liabilities:
Annuity benefits accumulated(*)	$194,425	$208,782	$-	$-	$208,782
Total financial liabilities not accounted for at fair value	$194,425	$208,782	$-	$-	$208,782

(*)	Excludes $564 and $360 of life contingent annuities in the payout phase at September 30, 2015 and December 31, 2014, respectively.

The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturities of these instruments. The fair value of policy loans is estimated to approximate carrying value; policy loans have no defined maturity dates and are inseparable from insurance contracts. The fair value of annuity benefits was estimated based on expected cash flows discounted using forward interest rates adjusted for the Company’s credit risk and includes the impact of maintenance expenses and capital costs.

UNITED TEACHER ASSOCIATES INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED) - CONTINUED

C.	Investments

Available for sale fixed maturities and equity securities at September 30, 2015 and December 31, 2014 consisted of the following (in thousands):

	September 30, 2015				December 31, 2014
	Amortized	Fair	Gross Unrealized		Amortized	Fair	Gross Unrealized
	Cost	Value	Gains	Losses	Cost	Value	Gains	Losses
Fixed Maturities:
U.S. Government and government agencies	$10,787	$11,534	$747	$-	$12,026	$12,803	$777	$-
States, municipalities and political subdivisions	289,417	325,562	38,277	(2,132)	275,519	319,186	44,058	(391)
Foreign government	3,982	4,675	693	-	3,982	4,697	715	-
Residential MBS	120,004	132,561	12,925	(368)	133,208	147,788	15,147	(567)
Commercial MBS	56,115	59,271	3,156	-	60,345	64,803	4,458	-
Asset-backed securities	28,817	29,489	728	(56)	35,030	35,702	759	(87)
Corporate and other	418,423	458,347	44,513	(4,589)	341,800	398,109	56,853	(544)
Total fixed maturities	$927,545	$1,021,439	$101,039	$(7,145)	$861,910	$983,088	$122,767	$(1,589)
Common stocks	$37,255	$34,353	$1,548	$(4,450)	$37,719	$39,691	$3,254	$(1,282)
Perpetual preferred stocks	$27,257	$27,431	$641	$(467)	$21,722	$22,142	$674	$(254)

The non-credit related portion of other-than-temporary impairment charges is included in other comprehensive income. Cumulative non-credit charges taken for securities still owned at September 30, 2015 and December 31, 2014, respectively, were $5.7 million and $5.8 million. Gross unrealized gains on such securities at September 30, 2015 and December 31, 2014 were $3.5 million and $4.0 million, respectively. Gross unrealized losses on such securities at September 30, 2015 and December 31, 2014 were $314,000 and $303,000, respectively. These amounts represent the non-credit other-than-temporary impairment charges recorded in AOCI adjusted for subsequent changes in fair values and relate to residential MBS.

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The following tables show gross unrealized losses (dollars in thousands) on fixed maturities and equity securities by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2015 and December 31, 2014.

	Less Than Twelve Months			Twelve Months or More
	Unrealized	Fair	Fair Value as	Unrealized	Fair	Fair Value as
September 30, 2015	Loss	Value	% of Cost	Loss	Value	% of Cost
Fixed Maturities:
U.S. Government and government agencies	$-	$74	100%	$-	$-	-%
States, municipalities and political subdivisions	(1,731)	39,176	96%	(401)	4,256	91%
Residential MBS	(49)	4,852	99%	(319)	13,672	98%
Commercial MBS	-	-	-%	-	-	-%
Asset-backed securities	(44)	5,770	99%	(12)	1,988	99%
Corporate and other	(4,589)	85,115	95%	-	-	-%
Total fixed maturities	$(6,413)	$134,987	95%	$(732)	$19,916	96%
Common stocks	$(4,450)	$22,568	84%	$-	$-	-%
Perpetual preferred stocks	$(234)	$10,301	98%	$(233)	$5,268	96%

	Less Than Twelve Months			Twelve Months or More
	Unrealized	Fair	Fair Value as	Unrealized	Fair	Fair Value as
December 31, 2014	Loss	Value	% of Cost	Loss	Value	% of Cost
Fixed Maturities:
U.S. Government and government agencies	$-	$-	-%	$-	$-	-%
States, municipalities and political subdivisions	-	-	-%	(391)	11,161	97%
Residential MBS	(331)	21,576	98%	(236)	6,021	96%
Commercial MBS	-	-	-%	-	-	-%
Asset-backed securities	(62)	6,415	99%	(25)	6,123	100%
Corporate and other	(474)	5,154	92%	(70)	6,173	99%
Total fixed maturities	$(867)	$33,145	97%	$(722)	$29,478	98%
Common stocks	$(779)	$14,298	95%	$(503)	$4,474	90%
Perpetual preferred stocks	$(254)	$8,246	97%	$-	$-	-%

At September 30, 2015, the gross unrealized losses on fixed maturities of $7.1 million relate to 126 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 86% of the gross unrealized loss and 80% of the fair value.

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The determination of whether unrealized losses are “other-than-temporary” requires judgment based on subjective as well as objective factors. Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,
b)	the extent to which fair value is less than cost basis,
c)	cash flow projections received from independent sources,
d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,
e)	near-term prospects for improvement in the issuer and/or its industry,
f)	third party research and communications with industry specialists,
g)	financial models and forecasts,
h)	the continuity of dividend payments, maintenance of investment grade ratings and hybrid nature of certain investments,
i)	discussions with issuer management, and
j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.

UTAIC analyzes its MBS securities for other-than-temporary impairment each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data. For the nine months ended September 30, 2015 and 2014, UTAIC recorded $140,000 and $0, respectively, in other-than-temporary impairment charges related to its residential MBS.

UTAIC recorded $3.4 million in other-than-temporary impairment charges on common stocks in for the nine months ended September 30, 2015. At September 30, 2015, the gross unrealized losses on common stocks of $4.4 million relate to 24 securities, no securities have been in an unrealized loss position for more than 12 months.

Management believes UTAIC will recover its cost basis in the securities with unrealized losses and that UTAIC has the ability to hold the securities until they recover in value and had no intent to sell them at September 30, 2015.

A progression of the credit portion of other-than-temporary impairments on fixed maturity securities for which the non-credit portion of an impairment has been recognized in other comprehensive income is shown below (in thousands):

	2015	2014
Balance at January 1	$4,256	$4,307
Additional credit impairments on:
Securities without prior impairments	140	-
Reductions due to sales or redemptions	(85)	(98)

Balance at September 30	$4,311	$4,209

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The table below sets forth the scheduled maturities of available for sale fixed maturities as of September 30, 2015 (dollars in thousands). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Amortized	Fair Value
Maturity	Cost	Amount	%
One year or less	$19,570	$19,951	2%
After one year through five years	104,279	112,521	11%
After five years through ten years	114,789	124,126	12%
After ten years	483,971	543,520	53%
Subtotal	722,609	800,118	78%

MBS (average life of approximately 5 years)	176,119	191,832	19%
ABS (average life of approximately 5.5 years)	28,817	29,489	3%

Total	$927,545	$1,021,439	100%

Certain risks are inherent in connection with fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

There were no investments in individual issuers that exceeded 10% of Shareholder’s Equity at September 30, 2015 or December 31, 2014.

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Net Unrealized Gain on Marketable Securities  In addition to adjusting equity securities and fixed maturity securities classified as “available for sale” to fair value, GAAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity, life and health businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in thousands) the components of the net unrealized gain on securities that is included in AOCI in UTAIC’s Balance Sheet.

	September 30, 2015
	Pretax	Deferred Tax	Net
Unrealized gain (loss) on:
Fixed maturity securities	$93,894	$(32,864)	$61,030
Equity securities	(2,728)	955	(1,773)
Deferred policy acquisition costs	(5,616)	1,966	(3,650)
Life, accident & health reserves	(55,370)	19,380	(35,990)
	$30,180	$(10,563)	$19,617

	December 31, 2014
	Pretax	Deferred Tax	Net
Unrealized gain on:
Fixed maturity securities	$121,178	$(42,412)	$78,766
Equity securities	2,392	(837)	1,555
Deferred policy acquisition costs	(5,909)	2,068	(3,841)
Life, accident & health reserves	(86,420)	30,247	(56,173)
	$31,241	$(10,934)	$20,307

Net Investment Income   The following table shows (in thousands) investment income earned and investment expenses incurred for the nine months ended September 30.

	2015	2014
Investment income
Fixed maturities	$40,724	$40,858
Equity securities	3,620	3,804
Policy loans	778	1
Other	659	1,171
Gross investment income	45,781	45,834
Investment expenses	(249)	(76)

Net investment income	$45,532	$45,758

UTAIC’s investment portfolio is managed by a subsidiary of AFG. Investment expenses included investment management fees charged by this subsidiary of $184,000 and $6,000 for the nine months ended September 30, 2015 and 2014, respectively.

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Realized gains (losses) and changes in unrealized appreciation (depreciation) related to fixed maturity and equity security investments are summarized as follows (in thousands):

	Fixed Maturities	Equity Securities	Mortgage Loans and Other Investments	Other (a)	Tax Effects	Total
Nine months ended September 30, 2015
Realized before impairments	$(983)	$958	$-	$(108)	$47	$(86)
Realized - impairments	(1,220)	(3,366)	-	203	1,534	(2,849)
Change in unrealized	(27,284)	(5,120)	-	31,343	371	(690)

Nine months ended September 30, 2014
Realized before impairments	$1,285	$183	$-	$179	$(576)	$1,071
Realized - impairments	(746)	(754)	-	-	525	(975)
Change in unrealized	42,313	(573)	-	(18,165)	(8,251)	15,324

(a)	Primarily adjustments to deferred policy acquisition costs and reserves related to long-term care business

Gross realized gains and losses (excluding impairment writedowns and mark-to-market of derivatives) on available for sale fixed maturity and equity security investment transactions included in the Statement of Cash Flows consisted of the following for the nine months ended September 30 (in thousands):

	2015	2014
Fixed maturities:
Gross gains	$1,979	$730
Gross losses	(30)	(81)

Equity securities:
Gross gains	959	183
Gross losses	-	-

D.	Derivatives

UTAIC has investments in MBS that contain embedded derivatives (primarily interest-only MBS) that do not qualify for hedge accounting. UTAIC records the entire change in the fair value of these securities in earnings.  These investments are part of UTAIC’s overall investment strategy, representing a small component of UTAIC’s overall investment portfolio and had a fair value of $17.5 million at September 30, 2015 and $21.5 million at December 31, 2014.  The gain or loss resulting for changes in fair value of these securities is included in realized gains on securities in the Statement of Earnings and was a loss of $2.9 million for the nine months ended September 30, 2015 and a gain of $0.6 million for the nine months ended September 30, 2014.

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E.	Shareholder's Equity

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”)  Comprehensive income is defined as all changes in Shareholder’s Equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities.

The progression of the components of accumulated other comprehensive income follows (in thousands):

		Other Comprehensive Income
	AOCI Beginning Balance	Pretax	Tax	Net of Tax	AOCI Ending Balance
Nine Months Ended September 30, 2015
Net unrealized gains on securities:
Unrealized holding gains (losses) on securities arising during the period		$(5,577)	$1,952	$(3,625)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		4,516	(1,581)	2,935
Total net unrealized gains on securities (b)	$20,307	(1,061)	371	(690)	$19,617

Nine Months Ended September 30, 2014
Net unrealized gains on securities:
Unrealized holding gains (losses) on securities arising during the period		$23,722	$(8,302)	$15,420
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(147)	51	(96)
Total net unrealized gains on securities (b)	$35,517	23,575	(8,251)	15,324	$50,841

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in UTAIC’s Consolidated Statement of Earnings:

OCI component	Affected line in the Consolidated Statement of Earnings
Pretax	Realized gains on securities
Tax	Provision for income taxes

(b)
Includes net unrealized gains of $727,000 at September 30, 2015 compared to $585,000 at December 31, 2014 related to securities for which only the credit portion of an other-than-temporary impairment has been recorded in earnings.

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F.	Income Taxes

The following is a reconciliation of income taxes at the statutory rate of 35% to the provision for income taxes as shown in the Statement of Earnings for the nine months ended September 30 (dollars in thousands):

	2015		2014
	Amount	% of EBT	Amount	% of EBT
Earnings (loss) before income taxes ("EBT")	$7,517		$(1,956)

Income taxes (benefit) at statutory rate	$2,631	35%	$(685)	35%
Effect of:
Tax-exempt interest	(428)	(6%)	(389)	20%
Dividends received deduction	(69)	(1%)	(39)	2%
State income taxes	43	1%	32	(2%)
Other	(41)	(1%)	186	(10%)
Provision (benefit) for income taxes as shown on the Statement of Earnings	$2,136	28%	(895)	45%

G.	Contingencies

UTAIC is involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. None of these matters are expected to have a material adverse impact on UTAIC’s results of operations or financial condition.

H.	Subsequent Event

The Company has evaluated subsequent events through November 19, 2015, the date its financial statements were available to be issued.

On April 14, 2015 GAFRI and UTAIC entered into a definitive agreement with HC2 Holding Inc. to sell all of the stock of UTAIC and Continental General Insurance Company, an affiliate.  The agreement is subject to receipt of regulatory approvals and is expected to close in the fourth quarter of 2015.